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                                                                 EXHIBIT 10.22

                        AMENDMENT TO CONSULTING AGREEMENT

         This AMENDMENT TO CONSULTING AGREEMENT (this "Amendment") is dated as of the 20th day of June, 2000, by and between Memory Pharmaceuticals Corp., a Delaware corporation (the "Company"), and Eric R. Kandel, M.D. (the "Consultant").

                                   WITNESSETH:

         WHEREAS, the Company and the Consultant are parties to a Consulting Agreement dated as of April 1,1998 (the "Consulting Agreement"); and

         WHEREAS, the parties now desire to amend the Consulting Agreement as set forth herein.

         NOW, THEREFORE, for full and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follow:

         1. Section 3 (f) of the Agreement is hereby amended by deleting "$30,000" and substituting "$50,000" in its place.

         2. A new paragraph 3(g) is hereby added to the Consulting Agreement to read in its entirety as follows:

                  "(g) (i) Notwithstanding anything contained in Section 3(b) above to the contrary, if the Company hereafter issues shares of its Common Stock or preferred stock (or securities convertible into Common Stock or preferred stock), other than "Excluded Shares" (as defined in the Company's Restated Certificate of Incorporation, as amended) ("New Securities") for a purchase price (or exercise or conversion price, as applicable) per share less than the Effective Price (as defined below), then the options to purchase additional shares of Common Stock that the Consultant would otherwise receive pursuant to Section 3(b) shall be reduced by multiplying the five percent (5%) amount referred to in
         Section 3(b) by the Adjustment Factor (as defined below).

                  (ii)     The "Adjustment Factor" shall be determined by:

                           (A)      dividing an amount equal to the sum of:

                                    (I)      the number of shares of Common
                           Stock outstanding on a fully-diluted basis immediately prior to such issuance, and

                                    (II)     the consideration, if any, received
                           by the Company from

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                           such issuance divided by the Effective Price (as
                           defined below), by

                           (B) the total number of shares of Common Stock
                  outstanding on a fully-diluted basis immediately after such issuance.

                  (iii) In the case of the issuance of New Securities in whole or in part for cash, the consideration received by the Company shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Company as provided in the next sentence. In the case of the issuance of New Securities for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                  (iv) The "Effective Price" shall initially be $2.50. The Effective Price shall be equitably adjusted from time to time to account for any stock split, stock dividend, combination, reorganization, recapitalization or similar event involving a change in the Common Stock.

         3. All references in the Consulting Agreement to "this Agreement" shall mean the Consulting Agreement, as amended hereby.

         4. This Amendment may be executed in counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement.

         5. This Amendment shall be governed by and construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to principles of conflicts law.

         6. In the event there is a conflict between this Amendment and the Consulting Agreement, the terms of this Amendment shall prevail.

         7. Except as amended hereby, the Consulting Agreement shall remain in full force and effect in accordance with its terms.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to
Consulting Agreement to be executed and delivered as of the day and year first above written.

                                             MEMORY PHARMACEUTICALS CORP.

                                             By:/s/Joanne Leonard
                                                -----------------------------
                                                Joanne Leonard, its Sr.VP,CFO

                                             /s/Eric R. Kandel
                                             --------------------------------
                                             Eric R. Kandel, M.D.